Amendment Six To Credit Agreement


         THIS AMENDMENT SIX is dated as of May 1, 1999 and is made in respect of the Credit Agreement dated as of July 12, 1996 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") by and among PSC SCANNING, INC., a Delaware corporation formerly known as SpectraScan, Inc., which is the successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC INC. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), FLEET NATIONAL BANK (formerly known as Fleet Bank) as the "Initial Issuing Bank", and FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent") under the Credit Agreement.

                            Statement of the Premises

         The Borrower, PSC, the Lender Parties, the Initial Issuing Bank and the Administrative Agent previously entered into the Credit Agreement, First Amendment to Credit Agreement dated as of September 27, 1996, Amendment Two and Waiver to Credit Agreement dated as of July 4, 1997, Amendment Three to Credit Agreement (With Consent) dated as of August 13, 1997, Amendment Four to Credit Agreement dated as of April 8, 1998, and Amendment Five and Consent and Waiver to Credit Agreement dated as of March 1, 1999 ("Amendment Five"). The Borrower has requested that the Lender Parties amend certain provisions in the Credit
Agreement to reflect the accounting treatment of the sale and leaseback transaction which was consented to by the Lender Parties under Amendment Five, and the Lender Parties are willing to do so.

                           Statement of Consideration

         Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Defined Terms. The terms "this Agreement", "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment. Effective as of May 1, 1999, the Credit Agreement is hereby amended as follows:

         2.1 Section 1.01 of the Credit Agreement is amended by adding the definitions of "Excluded Leaseback Gain", "1999 Sale Leaseback Prepayment" and "1999 Sale Leaseback Transaction", as follows:

                           "Excluded  Leaseback  Gain"  means all gain  (gross -
                  before tax) resulting from the 1999 Sale Leaseback Transaction or any termination of the lease thereunder if (and only if) such gain is more than $50,000 during any period comprised of four, full, consecutive quarter-annual fiscal periods taken together as one accounting period.

                           "1999 Sale Leaseback Prepayment" means the prepayment
                  of any Borrowing pursuant to Section 2.06(b)(ii) of the Credit Agreement by reason of the 1999 Sale Leaseback Transaction.

                           "1999 Sale Leaseback  Transaction" means the sale and
                  leaseback transaction whereby certain of the facilities of the Borrower located in Eugene, Oregon shall be sold to Carey Diversified LLC or one of its affiliates or assigns and leased back to the Borrower on substantially the terms set forth in the letter dated February 12, 1999 issued by Carey Diversified LLC to the Borrower.

         2.2 Section 1.01 of the Credit Agreement is amended by changing the definitions of "Adjusted EBITDA" and "EBITDA" to read in their entirety as follows:

                           "Adjusted  EBITDA"  means,  for any period,  the sum,
                  determined on a Consolidated basis, of (a) net income (or net loss) plus: (i) the Second Quarter `97 Charge, less (ii) for each fiscal quarter through the fiscal quarter ending December 31, 1998, that portion of the Second Quarter `97 Charge actually paid during such period, less (iii) any gain arising from a reversal of the Second Quarter `97 Charge, plus (iv) on the fiscal quarter end date of December 31, 1998, the cash balance of the Second Quarter `97 Charge which the Borrower has not yet paid in cash but which the Borrower expects to incur, (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense in each case of PSC and its Subsidiaries, determined in accordance with GAAP for such period, less, however, the Excluded Leaseback Gain, if any, accruing during such period.

                           "EBITDA" means , for any period, the sum,  determined
                  on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense in each case of PSC and its Subsidiaries, determined in accordance with GAAP for such period, excluding (i) in the case of the Fiscal Quarter in which the consummation of the Acquisition occurs, any restructuring charge taken by PSC and its Subsidiaries, in respect of the Acquisition, and (ii) the Excluded Leaseback Gain, if any, accruing during such period.

         2.3 Subclause (y) of clause (ii) of Subsection (a) of Section 5.04 of the Credit Agreement, is amended to read in its entirety as follows:

                  (y)  principal  amounts of all Funded  Debt  payable,  in each case, by PSC and its Subsidiaries during such period, excluding the 1999 Sale Leaseback Prepayment and excluding all payments or prepayments of any Borrowing with the Stock Sale Proceeds other than (and not excluding) payments scheduled to be due and payable during such period, if any (without the application of Section 2.06(b)(ii)),

3. Effect on the Credit Agreement. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Borrower and PSC each acknowledge and agree that the Credit Agreement (as amended by this Amendment) and each other Loan Document to which each is a party is in full force and effect, that its Obligations thereunder and under this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such Obligations.

4. Execution in Counterparts and Effectiveness. This Amendment Six may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment Six, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Amendment Six by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Six. This Amendment Six will become effective when the Administrative Agent shall have received counterparts of this Amendment Six which, when taken together, bear the signatures of the Borrower, PSC, the Administrative Agent and the Required Lenders.

5. Applicable Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment Five and Consent and Waiver in whole without regard to any rules of conflicts-of-laws that would require the application of the laws of any jurisdiction other than the State of New York.

6. Headings. The headings of this Amendment Five and Consent and Waiver are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

         IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment Five and Consent and Waiver to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.


PSC INC.                                  PSC SCANNING, INC.

By:                                       By:
Title:   Vice President, Chief Financial  Title:   Vice President and Chief
         Officer & Treasurer                       Financial Officer


FLEET NATIONAL BANK, as Initial            FLEET NATIONAL BANK, as
Issuing Bank                               Administrative Agent


By:                                        By:
Title:                                     Title:


FLEET NATIONAL BANK                        FIRST UNION NATIONAL BANK

By:                                        By:
Title:                                     Title:


MANUFACTURERS & TRADERS                    KEY BANK NATIONAL
TRUST COMPANY                              ASSOCIATION

By:                                        By:
Title:                                     Title:


THE CHASE MANHATTAN BANK

By:

Title: